UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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Proxy Statement Pursuant to Section 14(a) of the

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CapStar Financial Holdings, Inc.

(Name of Registrant as Specified in its Charter)

N/A

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April 21, 2017

Dear Shareholder,

I would like to extend a personal invitation for you to join us at the 2017 Annual Meeting of Shareholders which will be held on Wednesday, May 24, 2017, at 9:00 a.m. Central Time at the Tennessee Banker’s Association located at 211 Athens Way, Suite 100, Nashville, Tennessee 37228.

Your attention is directed to the Notice of Annual Meeting of Shareholders and Proxy Statement enclosed with this letter which describe the formal business to be transacted at the meeting.  Following the meeting, we will discuss the status of the business and answer appropriate questions.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person.  We encourage you to vote via the Internet or by telephone. You also have the option of voting by completing, signing, dating and returning the proxy card that accompanies the printed materials. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the 2017 Annual Meeting of Shareholders.

I hope that you will be able to attend the 2017 Annual Meeting of Shareholders. I look forward to seeing you.

Sincerely,

Claire W. Tucker
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

You are hereby invited to attend the 2017 Annual Meeting of Shareholders of CapStar Financial Holdings, Inc.

When	9:00 a.m. Central Time on May 24, 2017.

Where	Tennessee Banker’s Association, 211 Athens Way, Suite 100, Nashville, Tennessee 37228.

Record Date	Shareholders of record as of the close of business on April 11, 2017 will be entitled to notice of and to vote at the 2017 Annual Meeting of Shareholders.

Items of Business

•  To elect eleven (11) directors to serve until the 2018 Annual Meeting of Shareholders and until their successors have been duly elected and qualified (Proposal 1);

•  To ratify the appointment of Elliott Davis Decosimo, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2); and

•  To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

Recommendations	The Board of Directors recommends that you vote “FOR” each nominee for director in Proposal 1 and “FOR” Proposal 2.

Proxy Materials

Our proxy materials, which include this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2016, are first being delivered to shareholders on or about April 21, 2017.  Shareholders have the ability to access the proxy materials at www.proxydocs.com/cstr and complete their proxy card electronically at www.proxypush.com/cstr.

By Order of the Board of Directors,

Robert B. Anderson
Secretary

April 21, 2017

Nashville, Tennessee

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on May 24, 2017

This Proxy Statement and the Annual Report on Form 10-K

are available at http:// www.proxydocs.com/cstr

1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

(615) 732-6400

PROXY STATEMENT FOR THE

2017 ANNUAL MEETING OF SHAREHOLDERS

This Definitive Proxy Statement (this “Proxy Statement”) is furnished by CapStar Financial Holdings, Inc., a Tennessee corporation, on behalf of its Board of Directors for use at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.  When used in this Proxy Statement, the terms “we,” “us,” “our” or the “Company” refer to CapStar Financial Holdings, Inc., and the “Bank” refers to CapStar Bank.

INFORMATION ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held at 9:00 a.m. Central Time on May 24, 2017 at the Tennessee Banker’s Association which is located at 211 Athens Way, Suite 100, Nashville, Tennessee 37228.

What proposals will be voted upon at the Annual Meeting?

There are two proposals scheduled for a vote at the Annual Meeting:

(1)	To elect eleven (11) directors to serve until the 2018 Annual Meeting of Shareholders and until their successors have been duly elected and qualified (Proposal 1); and
(2)	To ratify the appointment of Elliott Davis Decosimo, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2).

As of the date of this Proxy Statement, we are not aware of any additional matters that will be presented for consideration at the Annual Meeting.

What are the recommendations of the Board of Directors?

Our Board of Directors recommends that you vote:

•	“FOR” the election of each of the eleven (11) nominees named herein to serve on the Board of Directors; and
•	“FOR” the ratification of the appointment of Elliott Davis Decosimo, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Will our directors be in attendance at the Annual Meeting?

It is the Company’s policy that all directors attend annual meetings of shareholders.  Accordingly, we expect that all eleven (11) director nominees will be in attendance at the Annual Meeting.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, April 11, 2017 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.  As of the close of business on the Record Date, the Company had 11,220,607 shares of common stock outstanding.

How do I vote?

For Proposal 1 (election of directors), you may either vote “FOR” any of the nominees to the Board of Directors or you may “WITHHOLD” your vote for any nominee that you specify.  For Proposal 2 (ratification of the appointment of Elliott Davis Decosimo, LLC), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting.  The procedures for voting are set forth below:

Shareholder of Record: Shares Registered Directly in Your Name.  You may vote by completing, signing and dating the proxy card where indicated and mailing the proxy card in the postage paid envelope provided or in person at the Annual Meeting.  You may also vote by giving your proxy authorization over the Internet or by telephone.  Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted.  You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.

•	To vote in person, attend the Annual Meeting, and we will provide you with a ballot when you arrive.
•	To give your proxy authorization over the Internet, go to the website address set forth on the enclosed proxy card and follow the instructions provided on the website.
•	To give your proxy authorization by telephone, dial the toll-free phone number listed on your proxy card using a touch-tone phone and follow the recorded instructions.
•

To vote using a proxy card, complete, sign and date the proxy card and return it promptly in the postage paid envelope provided. If your signed proxy card is received by the close of business on May 23, 2017, then we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent.  If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the proxy materials from that organization rather than from the Company.  As a Beneficial Owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account.  You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares.  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent.  To do this, contact your broker, bank or other agent and request a proxy card.

How many votes do I have?

For each proposal to be voted upon, you have one vote for each share of common stock that you own as of the close of business on the Record Date.

What if I return a proxy card but do not make specific choices?

Properly completed and returned proxies will be voted as instructed on the proxy card.  If you are a shareholder of record and return the proxy card without marking any voting selections, your shares will be voted “FOR” the election of all eleven (11) director nominees and “FOR” the ratification of the appointment of Elliott Davis Decosimo, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2017.  If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his or her discretion.  If any director nominee becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the Board of Directors may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.

If your shares are held by your broker, bank or other agent as your nominee, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares.  Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to proposals that are not “routine” but may vote their clients’ shares on “routine” proposals.  Under applicable rules of the NASDAQ Global Select Market (“NASDAQ”), Proposal 1 (election of directors) is not a “routine” proposal. Conversely, Proposal 2 (ratification of the appointment of Elliott Davis Decosimo, LLC) is a “routine” proposal.  If a broker, bank, or other agent indicates on a proxy card that it does not have discretionary authority to vote certain shares on a proposal that is not “routine,” then those shares will be treated as broker non-votes.

Can I change my vote?

Yes. If you are the record holder of your shares, you may revoke your proxy in any of the following ways:

•	You may change your vote at any time before the proxy is exercised by re-submitting your vote via the Internet or by telephone;
•	You may submit another properly completed proxy card bearing a later date which is received by the close of business on May 23, 2017;
•

You may send a written notice that you are revoking your proxy.  The notice must be sent to 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Corporate Secretary, and must be received by the close of business on May 23, 2017; or

•

You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person.  However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of shareholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented at the Annual Meeting.  As of the close of business on the Record Date, there were 11,220,607 shares of voting common stock outstanding and entitled to vote.  Thus, 5,610,304 shares of voting common stock must be represented at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent).  Additionally, “WITHHOLD” votes, abstentions and broker non-votes will also be counted towards the quorum requirement.  If there is no quorum, the Chairman of the Annual Meeting may adjourn the meeting until a later date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting who will separately count (i) “FOR” and “WITHHOLD” votes and broker non-votes for Proposal 1 (election of directors) and (ii) “FOR” and “AGAINST” votes, abstentions and broker non-votes, if any, with respect to Proposal 2 (ratification of the appointment of Elliott Davis Decosimo, LLC).

How many votes are needed to approve each proposal?

For Proposal 1 (election of directors), if a quorum is present, the vote of a plurality of all of the votes cast at the Annual Meeting is necessary for the election of a director.  Shareholders are not entitled to cumulative voting in the election of our directors.  Therefore, the eleven (11) nominees for director receiving the most “FOR” votes will be elected. For purposes of the election of directors, “WITHHOLD” votes and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

For Proposal 2 (ratification of the appointment of Elliott Davis Decosimo, LLC), if a quorum is present, the affirmative vote of a majority of all of the votes cast at the Annual Meeting is required for approval.  Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

How can I determine the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  Within four business days after the conclusion of the Annual Meeting, the Company will file a Current Report on Form 8-K with the SEC that announces the final voting results.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

Our charter and bylaws provide that our Board of Directors will consist of between five and 25 directors, with the precise number being determined by our Board of Directors from time to time.  We currently have 11 directors. In accordance with our bylaws and Tennessee law, our Board of Directors oversees the management of the business and affairs of the Company.  Our directors are elected annually by our shareholders at our annual shareholders meeting for one-year terms and serve until their successors are duly elected and qualified or until their earlier death, resignation or removal.  Our Board of Directors also serves as the Board of Directors of our wholly-owned bank subsidiary, CapStar Bank.

At the Annual Meeting, eleven (11) persons will be elected to serve on our Board of Directors until the 2018 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.  Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.  There are no family relationships among any of the members of our Board of Directors.

Set forth below is the background and qualifications of each director nominee.

Director Nominees

Dennis C. Bottorff—Chairman of the Board of Directors

Mr. Bottorff, age 72, was one of the founders of CapStar Bank and currently serves as Chairman of our Board of Directors and as a member of the Nominating, Governance and Community Affairs Committee and the Compensation and Human Resources Committees. Mr. Bottorff has served on our Board of Directors since 2008.  He is also the Founding General Partner of Council Capital Management, a private equity firm located in Nashville, where he was previously a Managing Partner from 2001 to 2016. Mr. Bottorff began his career in banking in 1968 at the former Commerce Union Bank in Nashville. After serving in numerous positions, including Head of Retail Banking, Strategic Planning, Corporate and International Banking, he was named President in 1981 and Chief Executive Officer shortly thereafter. When Commerce Union Bank merged with Sovran Financial Corporation, or Sovran, in 1987, Mr. Bottorff became Chief Operating Officer of Sovran and moved to Norfolk, Virginia. He continued in this position when Sovran merged with Citizens and Southern Bank in Atlanta. Mr. Bottorff returned to Nashville in 1991 to become Chief Executive Officer of First American National Bank. Following AmSouth’s acquisition of First American National Bank in 1999, Mr. Bottorff served as AmSouth’s chairman of the board until his retirement in January 2001. He has served on 11 corporate boards, including all of the banks at which he was an officer, Dollar General, Shoney’s and Tennessee Valley Authority, where he served as Chairman. Presently he is Trustee Emeritus at Vanderbilt University and a director of Ingram Industries, ANS, LLC and NuscriptRX. His leadership in the community has included serving as Chairman of the Tennessee Education Lottery Corporation, the United Way, the Nashville Symphony, the Nashville Area Chamber of Commerce, the Titans Advisory Board of Directors, and the Tennessee Performing Arts Center. He received a B.E. degree in electrical engineering from Vanderbilt University and an M.B.A. from Northwestern University. We believe Mr. Bottorff’s extensive leadership and governance experience at regional banks, in private equity and on corporate and non- profit boards gives him valuable insight and enables him to make significant contributions as a member of our Board.

L. Earl Bentz—Director

Mr. Bentz, age 65, was one of the founders of CapStar Bank and currently serves on the Audit Committee and the Credit Committee. Mr. Bentz has served on our Board of Directors since 2008.  Since 1996, he has been President and Chief Executive Officer of Triton Boats, a company he sold to Brunswick Corporation in 2005. Mr. Bentz serves on the board of directors of the Country Music Hall of Fame, and he has formerly served on the boards of the Middle Tennessee Council, Boy Scouts of America, the Tennessee Wildlife Resources Foundation, the National Association of Boat Manufacturers, the National Marine Manufacturers’ Association, the Recreational Boating and Fishing Foundation and the Congressional Sportsman’s Foundation. Mr. Bentz attended Clemson University and participated in continuing education programs in business finance at Vanderbilt University; he has also completed the Dale Carnegie Human Relations courses and training. Mr. Bentz’s business background, which also includes extensive experience in commercial real estate development and start-up companies, gives him valuable insight and enables him to make significant contributions as a member of our board.

Thomas R. Flynn—Director

Mr. Flynn, age 44, serves as Chairman of the Audit Committee and also serves on the Compensation and Human Resources Committee. Mr. Flynn has served on our Board of Directors since 2008.  Mr. Flynn is a director of Flynn Enterprises, LLC, a family owned, multi-national garment manufacturing, sales and distribution company headquartered in Hopkinsville, Kentucky, and serves on the boards of Planters Bank, Hopkinsville, for which he is also a member of the audit committee, and Jennie Stuart Medical Center, a regional hospital that serves Western Kentucky. Mr. Flynn attended Vanderbilt University as a National Merit Scholar, graduating with a bachelor’s degree in English, and subsequently received a law degree from Vanderbilt University Law School. We believe Mr. Flynn’s leadership in manufacturing and experience as a director in banking, healthcare and manufacturing and legal knowledge give him valuable insight and enables him to make significant contributions as a member of our Board.

Julie D. Frist—Vice Chair of the Board of Directors

Mrs. Frist, age 46, was one of the founders of Capstar Bank and serves as Chairman of the Nominating, Governance and Community Affairs Committee and also serves on the Compensation and Human Resources Committee.  Mrs. Frist has served on our Board of Directors since 2008.  After graduating from Yale University, she worked for Goldman Sachs as a financial analyst in its Investment Banking Division (Corporate Finance) and returned to Goldman Sachs to work in its Private Client Group after receiving her M.B.A. from Harvard Business School.  Mrs. Frist later joined Bruckmann, Rosser, Sherrill & Co., a New York-based private equity firm, where she worked until 2000.  Mrs. Frist serves on the Advisory Board of Teach for America – Nashville and is also a member of the Board of Dean’s Advisors at Harvard Business School.  Mrs. Frist is a former board member of St. Paul’s School (Concord, NH), the Ensworth School, the American Red Cross (Nashville chapter), the Oasis Center (Nashville, TN) and the Women’s Fund of the Community Foundation (Nashville, TN). We believe that Mrs. Frist’s educational background, experience in the financial services industry and significant involvement in the national and Nashville non-profit community give her beneficial insight and enable her to make valuable contributions as a member of our Board.

Louis A. Green, III—Director

Mr. Green, age 63, serves on the Audit Committee and the Nominating, Governance and Community Affairs Committee and chairs our Advisory Board for Sumner County, which provides guidance to our management regarding that portion of our market. Mr. Green has served on our Board of Directors since 2012.  He was an incorporator of American Security, which merged with CapStar in July 2012. Mr. Green is General Partner of Green & Little, a real estate investment company, and President of Green-Little Corporation, a real estate management company. He holds partnership interests in several companies investing in industrial, commercial and retail real estate. Mr. Green has served as director of Commerce Union Bank of Sumner County and as an advisory director of NationsBank. He attended the University of Tennessee. We believe Mr. Green’s extensive experience in banking and real estate gives him valuable insight and enables him to make significant contributions as a member of our Board.

Dale W. Polley—Director

Mr. Polley, age 67, serves as Chairman of the Risk Committee and also serves on the Nominating and Governance Committee. Mr. Polley has served on our Board of Directors since 2011.  He has extensive experience within the financial services industry, having most recently served as Vice Chairman and President of First American Corporation. Before joining First American National Bank in 1991, Mr. Polley was Group Executive Vice President and Treasurer for C&S/Sovran Corporation after holding various executive positions within Sovran before its merger with Citizens and Southern Bank. Mr. Polley joined Sovran from Commerce Union Bank of Nashville, where he was Executive Vice President and Chief Financial Officer. Mr. Polley retired as a Vice Chairman and member of the board of directors of First American Corporation and First American National Bank in 2000. Mr. Polley is a member of Leadership Nashville, the Financial Executives Institute and the Tennessee Society of Certified Public Accountants. He is currently a member of the board of directors and audit committee of HealthStream, Inc., and member of the board of the Franklin American Music City Bowl. He has also served on the board, including the audit and executive committees, of Pinnacle Financial Partners, the board, including the audit committee, of O’Charley’s Inc., and the board of the Nashville branch of the Federal Reserve Bank of Atlanta. Mr. Polley received a bachelor’s degree from the University of Memphis. We believe his long career in leadership positions at regional banks and experience as a director of public companies, including chairing several audit committees, gives him valuable insight and enables him to make significant contributions as a member of our Board.

Stephen B. Smith—Director

Mr. Smith, age 63, serves on the Credit Committee and the Nominating, Governance and Community Affairs Committee. Mr. Smith has served on our Board of Directors since 2008.  He is Chairman of Haury & Smith Contractors, Inc., a building and development company. He is active in the community, having served on the Metropolitan Nashville Planning Commission and the Regional Transit Authority and as Chairman of the Metropolitan Nashville Parks and Recreation board of directors. Mr. Smith served as National Finance Co-Chair for Senator Lamar Alexander’s presidential campaigns in 1996 and 2000, and he achieved Super Ranger status in President George W. Bush’s 2004 campaign. He was National Finance Chairman for Senate Majority Leader Bill Frist’s leadership political action committee, VOLPAC, served as Finance Chairman for Senator Lamar Alexander’s 2008 and 2014 re-election campaigns, and is currently the Finance Chairman for Senator Alexander’s leadership political action committee, TENNPAC. In addition he has served on the boards of the FHLB and Franklin Road Academy, and as director of the First Union National Bank community board. He holds a bachelor’s degree from Middle Tennessee State University.  He sits on the Board of Trustees of Middle Tennessee State University, where he received his bachelor’s degree. We believe Mr. Smith’s business experience, banking board service and involvement in the community give him valuable insight and enable him to make significant contributions as a member of our Board.

Richard E. Thornburgh—Director

Mr. Thornburgh, age 64, serves as a member of the Risk Committee and the Credit Committee. Mr. Thornburgh has served on our Board of Directors since 2008.  He is a member of the investment committee of Corsair Capital LLC, a private equity investment firm with more than $3 billion invested in financial services companies worldwide. Mr. Thornburgh is the Chairman of the board of Credit Suisse Holdings USA, Vice Chairman of the board of Credit Suisse Group AG, a director of S & P Global Inc. and Newstar Financial, Inc., and he serves on various committees for these companies. He has previously served as a director of RAI, Inc., Dollar General Corporation and National City Corporation. He has an extensive background in financial services and investment banking.  Mr. Thornburgh also serves on the Investment Committee of the University of Cincinnati and chairs the finance committee of the board of trustees of St. Xavier High School in Cincinnati Ohio. He graduated (cum laude) from the University of Cincinnati and earned an M.B.A. from Harvard Business School.  He also received an honorary doctorate in commercial science from the University of Cincinnati in 2011 and was the William Howard Taft recipient in 2016. We believe Mr. Thornburgh’s extensive knowledge of the financial industry, from community banking to international commercial and investment banking, as well as his service on public company boards, give him valuable insight and enable him to make significant contributions as a member of our Board.

Claire W. Tucker—Director, President and Chief Executive Officer of CapStar Financial Holdings, Inc.

Ms. Tucker, age 64, serves as President and Chief Executive Officer for CapStar Financial Holdings, Inc. Ms. Tucker has served on our Board of Directors since 2008.  After raising more than $88 million in start-up capital, a record for a de novo bank in Tennessee, Ms. Tucker led the founding of CapStar in July, 2008, now a billion-dollar financial institution.  Ms. Tucker began her banking career in 1975 at First American National Bank and advanced to holding the office of president of corporate banking by 1996. When the bank was sold to AmSouth in 1999, she was named Senior Executive VP responsible for all commercial banking activities in six southeastern states and New York.  Ms. Tucker is a director of the Federal Reserve Bank’s Nashville Branch, and previously served a six year term on the Sixth Federal Reserve District’s Community Depository Institutions Advisory Council.  Ms. Tucker is a board member of the Nashville Area Chamber of Commerce, Belmont University, and the Entrepreneur Center. She recently chaired the board of the Tennessee Performing Arts Center (TPAC) and has chaired the boards of the Nashville Ballet, Nashville’s Table, St. Luke’s Community House, Tennessee Wesleyan College and others. A graduate of the Leadership Nashville class of 1996, she is a graduate of Tennessee Wesleyan College and the Stonier Graduate School of Banking at Rutgers University.  We believe Ms. Tucker’s experience as a long-time commercial banker coupled with leadership roles on private and non-profit boards give her valuable insight and enable her to make significant contributions as a member of our Board.

James S. Turner, Jr.—Director

Mr. Turner, age 46, serves as Chairman of the Credit Committee and also serves on the Risk Committee. Mr. Turner has served on our Board of Directors since 2008.  He joined Marketstreet Enterprises in 1999 and has served as the Managing Director since 2007. Mr. Turner has been a member of the board of directors of the Farmers National Bank Financial Corporation in Scottsville, Kentucky, for more than 15 years. He also serves on the boards of Cumberland Heights, the Nashville Downtown Partnership Board and the Frist Center for the Visual Arts. He received his bachelor’s degree from Vanderbilt University and his law degree from Vanderbilt University Law School. We believe Mr. Turner’s experience in and knowledge of the commercial real estate industry, his community banking board service, as well as his investment and legal knowledge, give him significant insight and enable him to make significant contributions as a member of our Board.

Toby S. Wilt—Director

Mr. Wilt, age 72, was one of the founders of CapStar Bank and serves as Chairman of the Compensation and Human Resources Committee and member of the Audit Committee. He has served on our Board of Directors since 2008.  Mr. Wilt has nearly four decades of experience in the banking industry. Mr. Wilt is a retired, non-practicing certified public accountant, who is no longer affiliated with the Tennessee or AICPA associations.  He practiced accountancy with Ernst & Ernst in the 1970s.  He has previously served on the boards of directors of banks and public companies including C&S/Sovran Corporation, Commerce Union Bank, Outback Steakhouse and Genesco Inc. Mr. Wilt currently serves as President of TSW Investment Company, Founding President of Golf Club of Tennessee, and Chairman of the board of Christie Cookie Company. Mr. Wilt is also a former board member of First American National Bank. He earned a B.E. in civil engineering from Vanderbilt University and is a former pilot in the United States Air Force. We believe Mr. Wilt’s significant experience in banking and as a director of banks and public companies, including his service on audit and human resource committees, gives him valuable insight and enables him to make significant contributions as a member of our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE NAMED ABOVE.

CORPORATE GOVERNANCE

Overview

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace.  We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our shareholders and will positively aid in the governance of the Company.  To that end, we regularly review our corporate governance policies and practices and compare them to the practices of other public companies.  We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board of Directors determines that it would benefit us and our shareholders.

In this section, we describe the roles and responsibilities of our Board of Directors and its committees and describe our corporate governance policies, procedures and related-documents.  All of our Board of Directors’ committees have written charters, which can be found on our Investor Relations webpage under the tab entitled “Corporate Governance - Documents & Charters” at www.ir.capstarbank.com.  We will also provide a copy of any committee charter, our Corporate Governance Guidelines or our Code of Ethics and Conflicts of Interest Policy without charge upon written request sent to 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations.  Information that is presented or hyperlinked on our website is not incorporated by reference into this Proxy Statement.

Director Independence

NASDAQ rules require that independent directors comprise a majority of our Board of Directors.  In addition, NASDAQ rules, as well as those of the SEC, impose several other requirements with respect to the independence of our directors.  Accordingly, our Board of Directors has evaluated the independence of its members based upon the rules of NASDAQ and the SEC.  Applying these standards, our Board of Directors has affirmatively determined that, with the exception of Ms. Tucker, each of our current directors is an independent director, as defined under the applicable rules.  Our Board of Directors determined that Ms. Tucker does not qualify as an independent director because she is an executive officer of the Company.

Board Meetings and Attendance

The Board of Directors meets at least quarterly at regularly scheduled meetings. Directors are expected to attend and participate in all meetings, including the Company’s annual meetings of shareholders, and must be willing to devote sufficient time, energy and attention to properly discharging their duties and responsibilities to the Company and the Board effectively.  All Directors attended the 2016 Annual Meeting of Shareholders.  We expect all of our Directors to attend at least 75% of the total number of Board meetings and the total number of meetings of committees on which such Director serves during a fiscal year.  Nomination for re-election is subject to the recommendation of the Nominating, Governance and Community Affairs Committee, which may consider exceptions to our attendance policy for excusable absences.

Independent directors meet in executive session at each Board meeting, with no members of management and no non-independent directors present.  Mr. Bottorff, the Chairman of the Board, presides at all executive sessions of independent directors.

During 2016, the Board of Directors met on eight occasions.  In 2016, other than Stephen B. Smith, each director attended at least 75% of the total of all meetings of the Board of Directors and committees of the Board of Directors on which he or she served during the period in which he or she served.  Our Nominating, Governance and Community Affairs Committee has determined that Mr. Smith’s absences were excusable.

Committees of our Board of Directors

Our Board of Directors maintains the authority to appoint committees to perform certain management and administrative functions.  Our Board of Directors has established five permanent committees: the Audit Committee, the Nominating, Governance and Community Affairs Committee, the Compensation and Human Resources Committee, the Credit Committee and the Risk Committee.  These committees of our Board of Directors also perform the same functions for the Bank.  Our Board of Directors has adopted written charters for each of these committees.  As necessary from time to time, special committees may be established by our Board of Directors to address certain issues.  The following table shows the current composition of each of the committees of our Board of Directors and the number of times each committee met during 2016:

Name	Audit	Nominating, Governance and Community Affairs	Compensation and Human Resources	Credit	Risk
Dennis C. Bottorff		X	X
L. Earl Bentz	X			X
Thomas R. Flynn	X*		X
Julie D. Frist		X*	X
Louis A. Green III	X	X
Dale W. Polley		X			X*
Stephen B. Smith		X		X
Richard E. Thornburgh				X	X
Claire W. Tucker				X	X
James S. Turner, Jr.				X*	X
Toby S. Wilt	X		X*
Number of Meetings in 2016	10	4	7	8	8

*  Committee Chair

Audit Committee

Our Audit Committee consists of Messrs. Flynn (Committee Chair), Bentz, Green and Wilt. Our Audit Committee charter requires that our Audit Committee be comprised entirely of independent directors.  The committee is responsible for, among other things: monitoring the integrity of, and assessing the adequacy of, our financial statements, the financial reporting process and our system of internal accounting and financial controls; assisting our Board of Directors in ensuring compliance with laws, regulations, policies and procedures; selecting our independent registered public accounting firm and assessing its qualifications, independence and performance; monitoring the internal audit function; reviewing and, if appropriate, pre-approving all auditing and permissible non-audit services performed by the independent public accounting firm; and reviewing and, if appropriate, approving related party transactions other than those subject to Regulation O.  At least once per year, our Audit Committee meets privately with each of our independent registered public accounting firm, management and our internal auditors.

Our Board of Directors has affirmatively determined that each of Messrs. Flynn, Bentz, Green and Wilt satisfies the requirements for independence as an audit committee member and that all satisfy the requirements for financial literacy under the rules and regulations of NASDAQ and the SEC.  Each of Messers. Bentz, Flynn, and Wilt qualify as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of NASDAQ.

Compensation and Human Resources Committee

Our Compensation and Human Resources Committee consists of Messrs. Wilt (Committee Chair), Bottorff and Flynn, and Mrs. Frist, each of whom is a nonemployee member of our Board of Directors.  Our Compensation and Human Resources Committee charter requires that our Compensation and Human Resources Committee be comprised entirely of independent directors.  The committee is responsible for, among other things, reviewing and approving compensation arrangements with our Chief Executive Officer and other executive officers; advising management with respect to compensation, including equity and non-equity incentives; making recommendations to the Board of Directors regarding our overall equity-based incentive programs; and administering a performance review process for, and, in collaboration with the Nominating, Governance and Community Affairs Committee, periodically reviewing the succession plan for the Chief Executive Officer and other executive officers. In addition, the committee annually reviews corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers and recommends compensation levels to the Board of Directors based on this evaluation.  See “Executive Compensation – Narrative Discussion of Summary Compensation Table - Compensation0” for more information.

Our Board of Directors has determined that each member of our Compensation and Human Resources Committee meets the requirements for independence under the rules and regulations of NASDAQ and the SEC, and qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and as a “non-employee director” for purposes of Rule 16b‑3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating, Governance and Community Affairs Committee

Our Nominating, Governance and Community Affairs Committee consists of Mrs. Frist (Committee Chair) and Messrs. Bottorff, Green, Polley and Smith. Our Nominating, Governance and Community Affairs Committee charter requires that our Nominating, Governance and Community Affairs Committee be comprised entirely of independent directors.  The committee is responsible for, among other things, identifying and recommending to our Board of Directors qualified individuals to become directors; nominating candidates for election to our Board of Directors to fill vacancies that occur between annual meetings of shareholders; in collaboration with the Compensation and Human Resources Committee, periodically reviewing the succession plan for the Chief Executive Officer and other executive officers; advising our Board of Directors with respect to the roles and composition of committees; overseeing the evaluation of our Board of Directors; assisting our Board of Directors in establishing and maintaining effective corporate governance practices; annually evaluating our Board and committees and providing recommendations to help them function more effectively; and establishing and overseeing a compliance risk program that enables the Company to manage compliance risks related to regulatory and internal and external oversight such as the Community Reinvestment Act, fair lending and similar consumer regulations.

Our Board of Directors has determined that each member of our Nominating, Governance and Community Affairs Committee meets the requirements for independence under the rules and regulations of NASDAQ and the SEC.

Credit Committee

Our Credit Committee consists of Messrs. Turner (Committee Chair), Bentz, Smith, Thornburgh, and Ms. Tucker. The charter of our Credit Committee provides that a majority of the members of the committee must be independent.  The Credit Committee is responsible for, among other things, monitoring the management of our assets, with a primary focus on loans, OREO, and other customer-related assets; reviewing and monitoring compliance with our Loan and Credit Administration Policy; ensuring review of each criticized and classified loan; reviewing charge-offs and recoveries; monitoring exceptions to loan policies, collateral and financial statements; ensuring that extensions of credit to directors, executive officers and their affiliates are in compliance with law and reviewing loans subject to Regulation O, and, to the extent required by Regulation O and where appropriate, recommending approval of such loans by the full Board; and reviewing progress with respect to management’s goals for improvements in credit quality.

Risk Committee

Our Risk Committee consists of Mr. Polley (Committee Chair), Mr. Thornburgh, Ms. Tucker and Mr. Turner .  The charter of our Risk Committee provides that a majority of the members of each committee must be independent.  This committee is responsible for, among other things, assisting our Board of Directors in its oversight of our enterprise risk management governance and processes and for reviewing and approving the risk parameters to be used by management in operation of the Company.  Additionally, its roles include capital management; providing oversight of asset liability management processes; reviewing the strategic plan and budget before their presentation to the full Board; reviewing our insurance risk management program; ensuring that our internal policies, procedures and guidelines are appropriate to manage risk; monitoring interest rate risk management; and approving our asset/liability and investment policies.

Board and Committee Self-Evaluations

The Board of Directors conducts annual self-evaluations and completes questionnaires to assess the qualifications, attributes, skills and experience represented on the Board and to determine whether the Board and its committees are functioning effectively.  The Nominating, Governance and Community Affairs Committee oversees this annual review process and, through its chairman, discusses the input with the full Board.  In addition, each Board of Directors committee reviews annually the qualifications and effectiveness of that committee and its members.  Each year the Board reviews the Company’s governance documents and modifies them as appropriate.  These documents include the charters for each Board committee, our Corporate Governance Guidelines, our Code of Ethics and Conflicts of Interest Policy and other key policies and practices.

The Company, the Board of Directors and each of the Board committees will continue to monitor corporate governance developments and will continue to evaluate committee charters, duties and responsibilities under our Corporate Governance Guidelines and Code of Ethics with the intention of maintaining full compliance with all applicable corporate governance requirements.

Board Leadership Structure

Our Corporate Governance Guidelines provide for separation of the roles of Chief Executive Officer and Chairman of our Board of Directors, a structure which our Board of Directors has determined is in the best interests of our shareholders at this time. Mr. Bottorff serves as Chairman of the Board of Directors and Ms. Tucker serves as our President and Chief Executive Officer. Ms. Tucker also serves as a member of our Board of Directors.

The Board of Directors has determined that our bifurcated leadership structure is appropriate for the Company and our shareholders because it (i) enables Ms. Tucker to focus directly upon identifying and developing corporate priorities, executing our business plan and providing daily leadership while concurrently ensuring that Ms. Tucker and her intimate knowledge of our Company and of the banking industry generally remain as an invaluable resource to our Board of Directors and (ii) assists Mr. Bottorff in fulfilling his duties of overseeing the implementation of our strategic initiatives, facilitating the flow of information between the Board of Directors and management and fostering executive officer accountability.

Role of the Board of Directors in Risk Oversight

The Board of Directors has an active role, as a whole and at the committee level, in the Company’s risk oversight process.  The Board receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.  At the committee level, (i) the Audit Committee oversees management of accounting, financial and legal risks; (ii) the Compensation and Human Resources Committee oversees the management of risks relating to the Company’s executive compensation program as well as compensation matters involving all employees and the Company’s directors; (iii) the Nominating, Governance and Community Affairs Committee manages risks associated with the independence of the members of the Board of Directors and potential conflicts of interest and certain regulatory risks; (iv) the Credit Committee manages risks associated with the Company’s credit risk management; and (v) our Risk Committee is specifically tasked with helping our Board of Directors execute its risk management objectives by overseeing an enterprise-wide approach to risk management, which is structured to achieve our strategic objectives, improve our long-term performance and support growth in shareholder value.

Although each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire Board of Directors is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate such risks.  In addition, appropriate committees of the Board of Directors receive reports from senior management within the organization to enable the Board to understand risk identification, risk management and risk mitigation strategies.  When a committee receives such a report, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board of Directors’ meeting.  This enables the Board and its committees to coordinate the risk oversight role.

Service Limitations on Other Boards of Directors

Our Corporate Governance Guidelines require that directors should not serve on more than four other boards of public companies (or private, not-for-profit or service organization boards that are deemed by the Board to be equivalent) in addition to our Board.  The Nominating, Governance and Community Affairs Committee may, in its discretion, grant exceptions to this limit on a case-by-case basis.

Director Nominations

Overview.  Pursuant to its charter, the Nominating, Governance and Community Affairs Committee is responsible for the process relating to director nominations, including identifying, reviewing and selecting individuals who may be nominated for election to the Board of Directors.  The Nominating, Governance and Community Affairs Committee considers nominees to serve as directors of the Company and recommends such persons to the Board of Directors.  The Nominating, Governance and Community Affairs Committee also considers director candidates recommended by shareholders in accordance with the Company Bylaws and provides a process for receipt and consideration of any such recommendations.  In approving candidates for election as director, the Nominating and Governance Committee also seeks to ensure that the Board of Directors and its committees will satisfy all applicable requirements of the federal securities laws and the corporate governance requirements for NASDAQ-listed issuers.

Committee Selection Process.  The Nominating, Governance and Community Affairs Committee regularly assesses the mix of skills and industries currently represented on our Board of Directors, whether any vacancies on the Board of Directors are expected due to retirement or otherwise, the skills represented by retiring directors, and additional skills highlighted during the self-assessment process that could improve the overall quality and ability of the Board of Directors to carry out its functions.

The Nominating, Governance and Community Affairs Committee and the Board do not believe the Company should establish term or age limits for its directors. Although such limits could help ensure that there are fresh ideas and viewpoints available to the Board of Directors, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board of Directors as a whole. As an alternative to term or age limits, the Nominating, Governance and Community Affairs Committee reviews each director’s continuation on the Board of Directors every year. This review includes the analysis of the Nominating, Governance and Community Affairs Committee regarding each director’s independence and whether any director has had a significant change in his or her business or professional circumstances during the past year.

Prior to completing its recommendation to the Board of Directors of nominees for election, the Nominating, Governance and Community Affairs Committee requires each potential candidate to complete a director’s and executive officer’s questionnaire and a report on all transactions between the candidate and the Company, its directors, officers and related parties. The Nominating, Governance and Community Affairs Committee will also consider such other relevant factors as it deems appropriate. After completing this evaluation, the Nominating, Governance and Community Affairs Committee will make a recommendation to the Board of Directors of the persons who should be nominated, and the Board of Directors will then determine the nominees after considering the recommendations of the Committee.

Criteria for Director Nominees.  In identifying, reviewing and selecting potential nominees for director, the Nominating, Governance and Community Affairs Committee considers individuals from various disciplines and diverse backgrounds.  Although CapStar has no formal policy addressing diversity, the Nominating, Governance and Community Affairs Committee and Board of Directors believe that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Accordingly, pursuant to its charter and our Corporate Governance Guidelines, the Nominating, Governance and Community Affairs Committee considers in its identification, review and selection of potential director nominees various criteria, including individual integrity, education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships, knowledge and experience in matters impacting financial intuitions, and the ability of the individual to devote the necessary time to serving on a board.  When re-nominating incumbent directors, the Nominating, Governance and Community Affairs Committee considers the individuals contributions, including the value of his or her experience as a director of the Company, the availability of new director candidates who may offer unique contributions, and the Company’s changing needs.

Procedure to be Followed by Shareholders.  On an ongoing basis, the Nominating, Governance and Community Affairs Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, shareholders and other resources (including individuals seeking to join the Board).  Shareholders who wish to recommend candidates may contact the Nominating, Governance and Community Affairs Committee in the manner described below under “—Communications with the Board of Directors and Committees.” All candidates are required to meet the criteria outlined above, as well as the director independence and other standards set forth in our Corporate Governance Guidelines and other governing documents, as applicable, as determined by the Nominating, Governance and Community Affairs Committee in its sole discretion.

Shareholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Additional Information — How and when may I submit a shareholder proposal for CapStar’s 2018 Annual Meeting of Shareholders?” The Nominating, Governance and Community Affairs Committee strives to evaluate all prospective nominees to the Board of Directors in the same manner and in accordance with the same procedures, without regard to whether the prospective nominee is recommended by a shareholder, the Nominating, Governance and Community Affairs Committee, another board member or members of management.  However, the Nominating, Governance and Community Affairs Committee may request additional steps in connection with the evaluation of candidates submitted by shareholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management. The Nominating, Governance and Community Affairs Committee will conduct the same analysis that it conducts with respect to its director nominees for any director nominations properly submitted by a shareholder and, as a result of that process, will decide whether to recommend a candidate for consideration by the full Board.

Independent Compensation Consultant

To facilitate the fulfillment of its duties, the Compensation and Human Resources Committee has sole authority to retain outside advisors, including compensation consultants, to assist the Compensation and Human Resources Committee with executive compensation matters. The Compensation and Human Resources Committee has sole authority to approve the fees and retention terms of any such advisors or consultants. During 2016, the Compensation and Human Resources Committee engaged Buffington HR Consulting (“Buffington”) as its independent compensation consultant to review of the Company’s executive compensation program for 2016.  Buffington also provided advice and information on other executive compensation matters, including executive pay components, prevailing market practices, and relevant legal and regulatory requirements.

The Compensation and Human Resources Committee considered whether there were any conflicts of interest created by its engagement of Buffington to provide compensation consulting services in 2016. Its consideration focused on (i) the fact that Buffington doesn’t provide any services to the Company other than compensation consulting services to the Compensation and Human Resources Committee, (ii) the conflicts of interest policies and procedures of the Company and of Buffington, (iii) the lack of any relationships between Buffington and members of our Board of Directors, (iv) our common stock that is owned by Buffington and its employees and (v) the lack of any relationships between Buffington and any of our executive officers. Based on this assessment, the Compensation and Human Resources Committee concluded that no conflicts of interest existed with respect to Buffington or its engagement by the Compensation and Human Resources Committee.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines, which, in conjunction with our committee charters and Board Supervision Policy, set forth the framework within which our Board of Directors, assisted by Board committees, direct the affairs of the Company.  Our Corporate Governance Guidelines address, among other things, the composition and functions of our Board of Directors, director independence, compensation of directors, management succession and review, Board committees, Board  of Directors and committee evaluation processes and selection of new directors.  The Board of Directors believes such guidelines to be appropriate for the Company in its effort to maintain “best practices” as to corporate governance.

Code of Conduct

Our Board of Directors has adopted a Code of Ethics and Conflicts of Interest Policy, or Code of Ethics, governing all of our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and other employees.  The Code of Ethics covers compliance with law, fair and honest dealings with us, with competitors and with others, fair and honest disclosure to the public, conflicts of interest, and procedures for ensuring accountability and adherence to the Code of Ethics.  We expect that any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by the NASDAQ Stock Market rules.

Certain Relationships

There are no family relationships between any of our directors, executive officers or persons nominated to become a director or executive officer.  Mr. Thornburgh was appointed as a director pursuant to the terms of the SARSA (as defined in Certain Relationships and Related Transactions, below) among us, the Bank, the Corsair funds, North Dakota Investors, LLC, L. Earl Bentz, Dennis C. Bottorff, GSD Family Investments, LLC, Julie D. Frist, James S. Turner, Toby S. Wilt, and Thomas R. Flynn.  Although North Dakota Investors, LLC converted all of its warrants and shares of Series A preferred stock into shares of our common stock immediately prior to our initial public offering and thereafter sold all of its shares of common stock in our initial public offering, it continues to be bound by certain terms of the SARSA. In this Proxy Statement, the Corsair funds and North Dakota Investors, LLC will be referred to as the Corsair investors, and the remaining shareholders party to the SARSA will be referred to as the non-Corsair investors.  See “Certain Relationships and Related Party Transactions-Second Amended and Restated Shareholders’ Agreement.”

Communications with the Board of Directors and Committees

We have established procedures for shareholders or other interested parties to communicate directly with our Board of Directors or with a committee of the Board of Directors.  Such parties can contact our Board of Directors or a committee by sending written correspondence by mail to:

CapStar Financial Holdings, Inc.

Attention: Corporate Secretary

1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

The Corporate Secretary is responsible for reviewing all communications addressed to our Board of Directors or any committee to determine whether such communications require Board or committee review, response or action.  Generally, the Corporate Secretary will not forward to the Board of Directors or any committee any communications relating to Company products and services, solicitations, or otherwise improper or irrelevant topics.  If, however, the Corporate Secretary determines that a communication relates to corporate governance or otherwise requires review, response or action by the Board of Directors or any committee, then the Secretary will immediately send a copy of such communication to each director serving on the Board of Directors or on the applicable committee.

Executive Officers

Our Nominating, Governance and Community Affairs Committee annually makes recommendations to our Board of Directors concerning the election or re-election of certain officers of the Company and CapStar Bank, including the Chief Executive Officer and Chief Administrative Officer of each.

Set forth below is background information regarding each of our executive officers, other than Ms. Tucker whose biography is set forth above under the caption “Election of Directors —Director Nominees.”  There are no family relationships among any of our executive officers.

Executive Officers

Robert B. Anderson—Chief Financial Officer and Chief Administrative Officer, CapStar Financial Holdings, Inc. and CapStar Bank

Mr. Anderson, age 51, is Chief Financial Officer and Chief Administrative Officer for CapStar Financial Holdings, Inc. and CapStar Bank. He joined the Bank in December 2012 and brings more than two decades of leadership experience in the financial sector. Mr. Anderson spent several years with Bank of America and held several different roles, including as Chief Financial Officer of the business banking segment. Additionally, Mr. Anderson was Chief Financial Officer for Capital One’s Commercial Bank. Mr. Anderson earned a bachelor’s degree in accounting from The Ohio State University and an M.B.A. in finance from Pepperdine University, and he is a certified public accountant (inactive). He is a graduate of the University of Virginia’s Darden School of Business executive education series.

Dandridge W. Hogan—Chief Executive Officer, CapStar Bank

Mr. Hogan, age 55, is the Chief Executive Officer for CapStar Bank, and joined the Bank in December 2012. Mr. Hogan began his career in 1985 as a management trainee with National Bank of Commerce in Memphis, Tennessee.  He held numerous leadership positions at National Bank of Commerce in retail and commercial banking, including Regional President when National Bank of Commerce was sold to SunTrust Banks, Inc. in 2004.  Mr. Hogan joined Fifth Third Bank in 2005 as President and Chief Executive Officer of Fifth Third Bank’s Tennessee operations.  He remained with Fifth Third Bank until 2012, and during that time he was promoted to Regional President and Affiliate Chairman for Fifth Third Bank and assumed responsibility for its banking operations in Kentucky and Tennessee and its expansion into Georgia.  Mr. Hogan is a former member of the board of directors of the Nashville Branch of the Federal Reserve Bank of Atlanta.  He currently serves on the boards of the Nashville Sports Council, Nashville Downtown Partnership and Habitat for Humanity.  In addition, he is a member of the Downtown Nashville Rotary Club and completed Leadership Nashville in 2006 and Leadership Knoxville in 1999.  Mr. Hogan received a bachelor’s degree in finance and banking from the University of Arkansas and graduated from the Graduate Banking School of the South at Louisiana State University.

Christopher G. Tietz—Chief Credit Officer, CapStar Bank

Mr. Tietz, age 54, was hired as Chief Credit Officer of CapStar Bank in March 2016. Mr. Tietz has over 31 years of banking experience starting as a trainee of First American National Bank in Nashville in 1985 and rising to the position of Executive Vice President and Regional Senior Credit Officer for First American’s West Tennessee Region including oversight of credit functions for private banking, business banking, middle-market, and corporate banking functions.  Subsequent to his positions at First American, Mr. Tietz held various Chief Credit Officer roles at banks in the Midwest including at First Place Bank in Ohio from 2011 to 2012. From 2012 to 2016 he was Chief Credit Officer of FSG Bank in Chattanooga, Tennessee.  His experience includes capital raising activities, asset quality resolution, development of lending initiatives to achieve quality asset growth, and management and resolution of regulatory actions.  Mr. Tietz holds a bachelor’s degree from the University of Alabama.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Banking Transactions

Our Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers, principal shareholders and their affiliates including corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of 10% percent or more.  These loans have all been made in the ordinary course of our business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to us.  Further, such loans are and will be subject to the policies and procedures regarding related party transactions discussed below, and they do not present us with more than the normal risk of uncollectability or other unfavorable characteristics.

Second Amended and Restated Shareholders’ Agreement

On August 22, 2016, we entered into the Second Amended and Restated Shareholders’ Agreement (the “SARSA”) with the Corsair investors and the non-Corsair investors.  As of April 11, 2017, the aggregate beneficial ownership of our Company that is held by shareholders that are party to the SARSA is approximately 33.8%.

Other than with respect to registration rights and rights and obligations with respect to indemnification, the SARSA will remain in effect until June 30, 2018 unless earlier terminated by the Corsair investors and the non-Corsair investors.  The registration rights of each Requesting Shareholder (as defined below) will terminate when the Requesting Shareholder no longer holds any registrable securities.  In addition, if we exercise any postponement right afforded by the SARSA, the period of time during which Requesting Shareholders may exercise their registration rights will be extended for a period of time equal to the duration of the postponement period.  The rights and obligations of the parties to the SARSA regarding indemnification will survive termination of the SARSA indefinitely.

Right to Nominate Director

The SARSA permits the Corsair funds to recommend one nominee to the Nominating, Governance and Community Affairs Committee of the Boards of Directors of the Company and our Bank for election to such Boards, subject to any required regulatory and shareholder approvals. To the extent that the non-Corsair investors are members of the Nominating, Governance and Community Affairs Committee of such Boards, they have agreed to consider in good faith this recommendation and not to unreasonably withhold their approval or recommendation of the nominee to these Boards of Directors.  All shareholders party to the SARSA have further agreed to vote their shares to elect such nominee upon recommendation by the Nominating, Governance and Community Affairs Committee of the Company and our Bank and approval by the Boards of Directors and all applicable regulatory authorities (if necessary).  Currently, Mr. Thornburgh serves on our Board of Directors pursuant to this arrangement.  This right of the Corsair funds will terminate upon the occurrence of any of the following: termination of the SARSA, a change of control in the Company or the transfer by the Corsair funds of more than 75% of the securities held by them as of February 5, 2016 to a person or persons not related to the Corsair investors.

Registration Rights

The SARSA provides “demand” registration rights to (i) the Corsair funds and (ii) those shareholders, other than the Corsair funds, that hold, individually or in the aggregate, at least 500,000 shares of registrable securities (“the Other Requesting Shareholders”).  We refer to the Corsair funds and the Other Requesting Shareholders as the Requesting Shareholders.

With respect to demand registration rights, the Corsair funds and the Other Requesting Shareholders each have the one-time right to demand that we register for sale on a registration statement on Form S-1 all or at least 500,000 shares of their registrable securities.  In addition, the Corsair funds have three rights and the Other Requesting Shareholders have two rights to demand that we register for sale on a registration statement on Form S-3 all or at least 500,000 shares of their registrable securities.  If we are eligible to use a registration statement on Form S-3 to sell registrable securities on a delayed or continuous basis in accordance with Rule 415 of the Securities Act, the Requesting Shareholders may require that such registration statement be a shelf registration statement on Form S-3. Moreover, notwithstanding the exhaustion of their demand registration rights, the Corsair funds and the Other Requesting Shareholders each have the one-time right to demand that we register for resale on a shelf registration statement on Form S-3 all of their then remaining registrable securities in the case of the Corsair funds or at least 500,000 shares of registrable securities in the case of the Other Requesting Shareholders.  The Corsair funds have three rights and the Other Requesting Shareholders have two rights to require that we conduct follow-on offerings from any such shelf registration statement, provided, in each case, that the aggregate market value of any shares offered in a follow-on offering is at least $5 million.  If we are eligible to use a shelf registration statement on Form S-3 and we are also a “well known seasoned issuer” as defined in Rule 405 of the Securities Act, we and the Other Requesting Shareholders, as applicable, may elect, in connection with a demand registration, to register an unspecified number of shares of our capital stock on such registration statement to be sold by us or the Other Requesting Shareholders, as applicable.

Within ten days of our receipt of a demand registration request from the Requesting Shareholders, we must provide notice of the demand registration to all other shareholders that are parties to the SARSA to allow such shareholders to register their registrable securities on such registration statement relating to the demand registration.

We will be required to pay the expenses associated with the demand registrations described above, even if the registration is not completed, unless the demand registration is withdrawn by the Requesting Shareholders which, in connection with such withdrawal, also agree to reimburse us for all associated expenses.

The SARSA also provides all shareholders that are parties thereto with “piggyback” registration rights.

With respect to piggyback registration rights, we may register for sale under the Securities Act our capital stock or other securities that are convertible into our capital stock, whether or not for our own account.  If we elect to register our capital stock or other securities that are convertible into our capital stock, then, at least 45 business days prior to the anticipated filing date of the registration statement relating to the piggyback registration, we must provide notice of the registration to all shareholders party thereto to allow such shareholders to register securities of the same class or series on such registration statement relating to the piggyback registration.

If a piggyback registration involves an underwritten public offering of registrable securities, such as our initial public offering (the “IPO”), (a) all shareholders requesting to be included in the registration statement must sell their registrable securities to the underwriters selected by us on the same terms and conditions as are applicable to us and (b) if, at any time after giving notice of our intention to conduct a piggyback registration but prior to the effective date of the registration statement filed in connection with such piggyback registration, we determine for any reason not to register such securities, we must give notice to all shareholders and, thereafter, we will be relieved of our obligation to register any registrable Securities in connection with such piggyback registration.  We will be required to pay for all piggyback registration expenses, even if the registration is not completed.

Right to Receive Financial and Other Information

The SARSA provides the Corsair investors with rights to receive certain financial reports and other information about the Company.

The foregoing description of the SARSA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the SARSA, which is filed as an exhibit to the Company’s registration statement on Form S-1 (File No. 333-213367), filed with the SEC on August 29, 2016, and is incorporated herein by reference in its entirety.

Passivity Commitments

The Corsair investors have each provided a set of passivity commitments to the Federal Reserve in connection with their initial investments in us.  These passivity commitments include, among other things, limitations on the ability of such investors to conduct transactions with us or our affiliates.  These passivity commitments also include the agreement of each of these investors not to, without the prior approval of the Federal Reserve, among other things, exercise or attempt to exercise a controlling influence over our management or policies, have or seek to have more than one representative serve on our Board of Directors or permit any representative to serve as the chairman of our Board of Directors or any committee thereof.

Policies and Procedures Regarding Related Party Transactions

Transactions by the Company with affiliates and insiders are subject to regulatory requirements and restrictions as well as our own policies and procedures.  These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by our bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by our Bank to its executive officers, directors, and principal shareholders).  We have adopted policies to comply with these regulatory requirements and restrictions, including provisions in our Loan and Credit Administration Policy that place restrictions on the Bank with respect to loans to our executive officers, directors and principal shareholders.  Pursuant to its charter, our Credit Committee is responsible for ensuring that extensions of credit to directors, executive officers and their affiliates comply with all applicable law, reviewing loans that are subject to Regulation O and, if required by Regulation O and where appropriate, recommending such loans to the full Board of Directors for approval.  Our Audit Committee approves all related party transactions that are not subject to Regulation O.

In addition, our Board of Directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the NASDAQ Stock Market concerning related party transactions. Related party transactions, for purposes of the requirements of the SEC and the NASDAQ Stock Market, are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest.  Our related parties include our directors (including nominees for election as directors), executive officers, 5% or greater shareholders and the immediate family members of these persons. Our Chief Financial Officer, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to the policy.  If so, the transaction will be referred to our Audit Committee or, if such transaction is a loan subject to Regulation O, our Credit Committee.  In determining whether to approve a related party transaction, our Audit Committee or Credit Committee, as applicable, will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any director, executive officer or 5% or greater shareholder, taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair a director’s independence, the acceptability of the transaction to our regulators and the potential violations of other company policies. Our Related Party Transactions Policy is available on our website at www.ir.capstarbank.com, as an annex to our Corporate Governance Guidelines.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 11, 2017 by:

•	each shareholder known by us to beneficially own more than 5% of our outstanding common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
5% Shareholders Who Are Not Directors
Corsair III Financial Services Capital Partners, L.P.(3)	1,660,800	14.8%
GSD Family Investments, LLC(4)	656,397	5.8
Directors
L. Earl Bentz(5)	228,811	2.0
Dennis C. Bottorff(6)	232,991	2.1
Thomas R. Flynn(7)	119,181	1.1
Julie D. Frist(8)	246,872	2.2
Louis A. Green, III(9)	110,611	*
Dale W. Polley(10)	30,068	*
Stephen B. Smith(11)	43,934	*
Richard E. Thornburgh(12)	17,023	*
Claire W. Tucker(13)	257,189	2.3
James S. Turner, Jr.(14)	283,380	2.5
Toby S. Wilt(15)	359,862	3.2
Executive Officers Who Are Not Directors
Dandridge W. Hogan(16)	102,795	*
Robert B. Anderson(17)	100,290	*
Christopher G. Tietz(18)	30,100	*
Directors and Executive Officers as a Group (14 persons)

* Indicates one percent or less.

(1) Unless otherwise noted, the address for each shareholder listed in the table above is: c/o CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203.

(2) We have determined beneficial ownership in accordance with the rules of the SEC.  These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities.  A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement.  Except as disclosed in the footnotes to this table and subject to applicable community property laws, to our knowledge, each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

(3) The indicated ownership is based solely upon a Schedule 13G filed with the SEC by the beneficial owner on February 14, 2017 reporting beneficial ownership as of December 31, 2016.  Includes (i) 571,840 shares of our common stock, 836,839 shares of our Series A preferred stock convertible into an equal number of shares of common stock and 238,267 shares of our common stock underlying warrants that are currently exercisable that are owned by Corsair III Financial Services Capital Partners, L.P. and (ii) 28,160 shares of our common stock, 41,210 shares of our Series A preferred stock convertible into an equal number of shares of common stock and 11,733 shares of our common stock underlying warrants that are currently exercisable that are owned by Corsair III Financial Services Offshore 892 Partners, L.P. Corsair Capital LLC is the general partner of Corsair III Management L.P., which is the general partner of both Corsair III Financial Services Capital Partners, L.P. and Corsair III Financial Services Offshore 892 Partners, L.P. Corsair Capital LLC has sole voting and investment power with respect to all such shares.  Corsair III Management L.P. is an affiliate of Corsair Advisors LLC, a registered broker-dealer.  The address for this group of shareholders is 717 5th Avenue, 24th Floor, New York, NY 10022.  Mr. Thornburgh, a director of the company, is a member of the investment committee of Corsair Capital, LLC and serves on our Board of Directors pursuant to the terms of the SARSA.  See “Certain Relationships and Related Transactions -Right to Nominate Director.”

(4) The indicated ownership is based solely upon a Schedule 13G filed with the SEC by the beneficial owner on February 14, 2017 reporting beneficial ownership as of December 31, 2016.  Jeff Gould, as manager of GSD Family Investments, LLC, possesses the voting and investment power with respect to the securities beneficially owned by GSD Family Investments, LLC and may be deemed the beneficial owner of such securities.  Includes 42,175 shares of our common stock underlying warrants that are currently exercisable. The address for GSD Family Investments, LLC and Jeff Gould is 1163 Gateway Lane, Nashville, TN 37220.

(5) Includes shares owned by Mr. Bentz, or entities he controls, including (i) 2,081 shares of restricted stock of which Mr. Bentz retains voting control, (ii) 12,000 shares of our common stock underlying options that are currently exercisable, and (iii) 20,000 shares of our common stock underlying warrants that are currently exercisable.

(6) Includes shares owned by Mr. Bottorff, or by entities he controls, including (i) 1,056 shares of restricted stock of which Mr. Bottorff retains voting control, (ii) 18,000 shares of our common stock underlying options that are currently exercisable, and (iii) 20,000 shares of our common stock underlying warrants that are currently exercisable.

(7) Includes shares owned by Mr. Flynn, including (i) 2,295 shares of restricted stock of which Mr. Flynn retains voting control, (ii) 12,000 shares of our common stock underlying options that are currently exercisable and (iii) 5,000 shares of our common stock underlying warrants that are currently exercisable.

(8) Includes shares owned Mrs. Frist, including (i) 2,218 shares of restricted stock of which Mrs. Frist retains voting control, (ii) 12,000 shares of our common stock underlying options that are currently exercisable, and (iii) 20,833 shares of our common stock underlying warrants that are currently exercisable.

(9) Includes shares owned by Mr. Green and members of his family, including 1,862 shares of restricted stock of which Mr. Green retains voting control. Mr. Green shares voting and investment power with respect to 8,850 of these shares.

(10) Includes shares owned by Mr. Polley, including 2,364 shares of restricted stock of which Mr. Polley retains voting control.

(11) Includes shares owned by Mr. Smith, including (i) 1,770 shares of restricted stock of which Mr. Smith retains voting control, (ii) 13,250 shares of our common stock underlying options that are currently exercisable, and (iii) 1,250 shares of our common stock underlying warrants that are currently exercisable.

(12) Includes shares owned by Mr. Thornburgh, including (i) 1,777 shares of restricted stock of which Mr. Thornburgh retains voting control and (ii) 12,000 shares of our common stock underlying options that are currently exercisable.

(13) Includes shares owned by Ms. Tucker, including (i) 1,991 shares of restricted stock of which Ms. Tucker retains voting control and (ii) 210,000 shares of our common stock underlying options that are currently exercisable.

(14) Includes shares owned by Mr. Turner, including (i) 2,578 shares of restricted stock of which Mr. Turner retains voting control, (ii) 18,000 shares of our common stock underlying options that are currently exercisable, and (iii) 22,500 shares of our common stock underlying warrants that are currently exercisable.

(15) Includes shares owned by Mr. Wilt, including (i) 2,336 shares of restricted stock of which Mr. Wilt retains voting control, (ii) 18,000 shares of our common stock underlying options that are currently exercisable, and (iii) 22,500 shares of our common stock underlying warrants that are currently exercisable.  Also includes shares owned by WF Partners, including 3,750 shares of our common stock underlying warrants that are currently exercisable.  Mr. Wilt is the managing partner of WF Partners and has voting and investment power with respect to all such shares.

(16) Includes shares owned by Mr. Hogan, including (i) 19,679 shares of restricted stock of which Mr. Hogan retains voting control and (ii) 65,000 shares of our common stock underlying options that are currently exercisable.  Does not include 15,000 shares of our common stock underlying options that will remain subject to vesting more than 60 days after April 11, 2017.

(17) Includes shares owned by Mr. Anderson, including (i) 18,412 shares of restricted stock of which Mr. Anderson retains voting control and (ii) 65,000 shares of our common stock underlying options that are currently exercisable. Does not include 15,000 shares of our common stock underlying options that will remain subject to vesting more than 60 days after April 11, 2017.

(18) Includes shares owned by Mr. Tietz, including (i) 5,100 shares of restricted stock of which Mr. Tietz retains voting control and (ii) 6,250 shares of our common stock underlying options that are currently exercisable. Does not include 18,750 shares of our common stock underlying options that will remain subject to vesting more than 60 days after April 11, 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and the holders of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish us with copies of these reports.  Based solely upon a review of the copies of these reports furnished to us and written representations from such executive officers, directors and shareholders with respect to the period from January 1, 2010 through December 31, 2016, we are not aware of any required Section 16(a) reports that were not filed on a timely basis.  Copies of Section 16(a) reports can be found on the Investor Relation’s page of our corporate website at www.capstarbank.com under the category “Financials and Filings.”

EXECUTIVE COMPENSATION

We are providing executive compensation disclosure that satisfies the requirements applicable to “emerging growth companies,” as such term is defined in the Jumpstart Our Business Startups Act of 2012.  Our named executive officers for 2016 are:

•	Claire W. Tucker, President and Chief Executive Officer of CapStar Financial Holdings, Inc.;

•	Robert B. Anderson, Chief Financial Officer and Chief Administrative Officer of CapStar Financial Holdings, Inc. and CapStar Bank;

•	Dandridge W. Hogan, Chief Executive Officer of CapStar Bank; and

•	Christopher G. Tietz, Chief Credit Officer of CapStar Bank.

Summary Compensation Table

The following table sets forth information regarding the compensation earned by or paid or awarded to each of our named executive officers during 2016, 2015 and 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Awards (2)	Nonequity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Claire W. Tucker	2016	$375,000	$1,322	$121,978	$23,846	$522,146
Chief Executive Officer - CapStar Financial Holdings, Inc.	2015	375,000	37,505	75,000	23,451	510,956
	2014	375,000	—	—	25,004	400,004
Robert B. Anderson	2016	$320,833	$1,322	$125,981	$11,769	$459,905
Chief Financial Officer and Chief Administrative Officer - CapStar Financial Holdings, Inc. and CapStar Bank	2015	291,667	333,498	65,682	11,515	702,362
	2014	250,000	—	—	10,842	260,842
Dandridge W. Hogan	2016	$350,000	$1,322	$137,405	$12,420	$501,147
Chief Executive Officer - CapStar Bank	2015	345,833	358,629	90,814	11,895	807,171
	2014	325,000	—	—	11,745	336,745
Christopher G. Tietz Chief Credit Officer - CapStar Bank(1)	2016	$225,000	$146,936	$53,173	$45,460	$470,569
	2015	—	—	—	—	—
	2014	—	—	—	—	—

(1)	Mr. Tietz joined the Company in March 2016 and therefore was not a named executive officer in 2015 or 2014.

(2)

The amounts represent the aggregate grant date fair value of restricted stock awards and stock options, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. Refer to Note 18, “Stock Options and Restricted Shares,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. These restricted stock awards and stock options were granted pursuant to the CapStar Bank 2008 Stock Incentive Plan and the CapStar Financial Holdings, Inc. Stock Incentive Plan.  For more information regarding our long-term equity incentive plans and the grants of these awards, see the discussion under the caption “Narrative Discussion of Summary Compensation Table – Stock Awards” below.  These amounts do not necessarily reflect the actual amounts that were paid to, or that may be realized by, the named executive officers for any of the fiscal years reflected.

(3)

The amounts listed in this column reflect the dollar amounts of annual cash incentive awards paid to our named executive officers.  For more information regarding annual cash incentive awards paid to our named executive officers, see the discussion under the caption “— Narrative Discussion of Summary Compensation Table — Annual Cash Incentive Awards” below.

(4)	The following table shows the specific details regarding all other compensation earned by our named executive officers during 2016:

Name	401(k) Contribution	Automobile Allowance	Phone Allowance	Health and Country Club Memberships	Long-Term Disability/Group Term Life	Relocation Expenses
Claire W. Tucker	$7,950	$3,000	$—	$11,297	$1,599	$—
Robert B. Anderson	7,950	—	1,380	—	2,439	—
Dandridge W. Hogan	7,950	—	1,380	—	3,090	—
Christopher G. Tietz	6,750	—	1,150	—	4,504	33,056

Narrative Discussion of Summary Compensation Table

General.  We have compensated our named executive officers through a combination of base salary, annual cash incentive awards, long-term equity incentive compensation and other benefits including perquisites.  Each of our named executive officers has substantial responsibilities in connection with the day-to-day operations of our Bank, and together function as a leadership team responsible for the success of the organization.

Compensation Philosophy.  As an organization, we focus on sound, profitable growth. We seek to address client needs, maintain critical quality standards and drive shareholder value, and our overall compensation philosophy is a direct reflection of those values.  Our executive compensation program carries out these values by rewarding our named executive officers for the achievement of specific short- and long-term individual and corporate goals and the realization of increased value to our shareholders.  Our goal is to provide compensation that is fair to our named executive officers, focused on performance, and aligned with the long-term best interests of our shareholders.

In light of the unique shared leadership responsibilities of our named executive officers, consideration is given to the aggregate compensation levels of the top officers of our peers, rather than focusing solely on individual compensation, in finalizing executive compensation parameters.  In regards to overall base compensation levels, we target levels that approximate the median of our peers, taking into consideration company and individual performance. We aim to provide performance based short-term incentive opportunities that are in line with those of our peers at the market median but allow for superior rewards for superior performance that will move cash compensation (base salary and annual cash incentive awards) to the upper quartile of market.  In addition, we provide our named executive officers the opportunity to participate in the long-term success of the Company by granting equity incentive awards.  We are also committed to helping maintain the health and welfare of our named executive officers and offer competitive benefits packages.  Our philosophy is to maintain a total compensation package at the median of market if performance expectations are met and at the upper quartile of market if performance expectations are exceeded.

Compensation Process.  Our Compensation and Human Resources Committee regularly reviews our executive compensation program to ensure it achieves our desired goals and is responsible for approving compensation arrangements for our named executive officers.  As part of this process, the committee annually reviews and approves corporate goals and objectives relevant to the compensation of our named executive officers and evaluates the performance of the named executive officers in light of these goals and objectives. The committee approves the compensation levels for the named executive officers based on such evaluation, with consideration for each individual’s role and responsibilities within the leadership team.  The committee annually reviews our incentive compensation arrangements to confirm they do not encourage unnecessary risk-taking.  In determining the long-term incentive component of our executive compensation program, the Compensation and Human Resources Committee considers our performance and relative shareholder return, the value of similar incentive awards to the named executive officers of our peers and the awards given to our named executive officers in past years.

We believe that our cash-based Annual Incentive Plan for our Named Executive Officers, (described above under the heading "Executive Compensation”) is well designed to align our strategic objectives with short-term and long-term shareholder value and to not encourage risky employee behavior. The corporate performance metrics take into consideration income statement, credit quality and equity factors.  Threshold goals under such measures were (are) reasonably achievable with good performance, and therefore were (are) sufficiently challenging but not overly difficult.  Specified performance metrics did (do) not include steep cliffs for not achieving nor exponential upside to achieving them (we pro-rate awards at various performance levels).  In addition, based on peer group comparisons, the incentives payable to our executive officers were (are) capped at reasonable levels and the maximum awards represent an appropriate portion of total pay;

Similarly, we believe that the compensation programs available to our employees generally are appropriately aligned with our Company’s strategy and objectives for long-term value creation for shareholders, and properly reward various performance outcomes.

Components of Compensation.  Our executive compensation program consists primarily of the following elements:

•	base compensation;

•	annual cash incentive awards;

•	long-term equity incentive compensation;

•	participation in our 401(k) Plan, to which we make annual contributions;

•	health and welfare benefits; and

•	perquisites.

Base Salary.  The base salaries of our named executive officers have been historically reviewed and set annually by our Board of Directors through the review and recommendations of our Compensation and Human Resources Committee as part of our performance review process.  Base salaries are also reviewed upon the promotion of an executive officer to a new position or another change in job responsibility.  In establishing base salaries for our named executive officers, our Compensation and Human Resources Committee has relied on external market data and peer data obtained from outside sources, including our independent compensation consultant.  In addition to considering the information obtained from such sources, our Compensation and Human Resources Committee has considered:

•	each named executive officer’s scope of responsibility;

•	each named executive officer’s years of experience;

•	the types and amount of the elements of compensation to be paid to each named executive officer;

•

our financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies; and

•	each named executive officer’s individual performance and contributions to our performance, including leadership and team work.

Annual Cash Incentive Awards.  Each year our named executive officers are eligible to receive an annual cash incentive awards as a percentage of their respective base salary.  These awards to our named executive officers are based on their achievement of individual performance goals and on our achievement of various organizational metrics, including earnings per share, return on assets and our level of classified assets.  Annual cash incentive awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year.  These annual cash incentive awards are recommended and approved by the Compensation and Human Resources Committee but are ultimately subject to the discretion of the Board of Directors each year as to whether and in what amounts they will be paid.

We have adopted a compensation clawback policy which allows the Company to recoup awards under certain circumstances, such as a material misstatement of financial performance. All annual cash incentive awards granted to our named executive officers are subject to the clawback policy. For more information regarding our clawback policy, see “—Narrative Discussion of Summary Compensation Table —Executive Compensation Enhancements — Clawback Policy” below.

Long-Term Equity Compensation.  Prior to the incorporation of CapStar Financial Holdings, Inc. and the completion of a share exchange with the shareholders of CapStar Bank (the “Share Exchange”), we issued long-term equity incentive awards under the CapStar Bank 2008 Stock Incentive Plan (the “2008 Incentive Plan”). In 2016, in connection with the Share Exchange, the outstanding awards of restricted stock and stock options previously granted under the 2008 Stock Incentive Plan were exchanged for similar long-term equity incentive awards issued by CapStar Financial Holdings, Inc. under the CapStar Financial Holdings, Inc. Stock Incentive Plan (the “2016 Stock Incentive Plan”).

The 2016 Stock Incentive Plan provides for the grant of stock-based incentives, including stock options, restricted stock units, performance awards and restricted stock, to employees, directors and service providers that are subject to forfeiture until vesting conditions have been satisfied by the award recipient under the terms of the award.  We believe these awards help align the interests of our named executive officers and our shareholders and reward our named executive officers for improved Company performance. Specifically, the 2016 Stock Incentive Plan, like the 2008 Stock Incentive Plan, is intended to provide incentives to certain officers, employees, and directors to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for our long-term growth and profitability.  Additionally, the 2016 Stock Incentive Plan is intended to encourage stock ownership as a means of rewarding and retaining officers, employees and directors.  Currently, the Board of Directors has reserved a total of 1,569,475 shares of stock for issuance pursuant to the Stock Incentive Plan, and there were 199,691 shares remaining available for issuance as of March 1, 2017.

The 2016 Stock Incentive Plan is administered by our Compensation and Human Resources Committee. In order to be eligible for participation in the 2016 Stock Incentive Plan, an individual must be an employee or other service provider of the Company or otherwise be an affiliate of the Company.  In determining awards under the 2016 Stock Incentive Plan, the Compensation and Human Resources Committee takes into account the nature of the services rendered by the eligible individual, their present and potential contributions to our success, and such other factors as the Compensation and Human Resources Committee deems relevant.

 In March 2016, we granted 2,837, 4,968 and 6,869 shares of restricted stock to Ms. Tucker, Mr. Anderson and Mr. Hogan, respectively, that were earned by the named executive officers in 2015.  In March 2016, we granted 5,000 shares of restricted stock and 25,000 stock option awards to Mr. Tietz in connection with his hiring that month.  In September 2016, we granted 100 shares of restricted stock to each of Ms. Tucker, Mr. Anderson, Mr. Hogan and Mr. Tietz as part of a special, one-time grant of shares of restricted stock to each of the Company’s employees in connection with the completion of our initial public offering.  The awards in March and September 2016 were granted pursuant to the 2016 Stock Incentive Plan.    In February 2015, we granted 15,000 shares of restricted stock and 30,000 stock option awards to each of Mr. Anderson and Mr. Hogan.  These awards were initially granted pursuant to the 2008 Stock Incentive Plan but were subsequently exchanged for similar awards under the 2016 Stock Incentive Plan.

Stock awards that were granted in March and September 2016 vest over a three-year period from the grant date.  With the exception of the March 2016 restricted stock award to Mr. Tietz, these awards vest ratably, with one-third of the stock subject to the award vesting on each of the first three anniversaries of the grant date.  Stock awards that were granted in February 2015, and the March 2016 award granted to Mr. Tietz vest in full on the third anniversary of the grant date.  Notwithstanding such vesting schedules, the vesting of such awards will be accelerated in the event of the holder’s death or disability while in the service of the Company or upon such other event as determined by the Compensation and Human Resources Committee in its sole discretion.  Vesting may also be accelerated upon certain extraordinary events (such as a change in control).  Unvested shares issued as restricted stock awards must be retained by the executive officer and therefore may not be sold, transferred or otherwise disposed of and shall not be pledged, assigned or otherwise hypothecated or encumbered during the vesting periods.

CapStar Bank 401(k) Plan.  The CapStar Bank 401(k) Plan (the “401(k) Plan”) is designed to provide retirement benefits to all eligible full-time and part-time employees.  The 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis.  Our named executive officers, all of whom were eligible to participate in the 401(k) Plan during 2016, 2015 and 2014, may elect to participate in the 401(k) Plan on the same basis as all other employees.  We have elected a safe harbor 401(k) Plan and as such make an annual contribution of 3% of the employees’ salaries annually.  An employee does not have to contribute to receive the employer contribution.

Health and Welfare Benefits.  Our named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. Ms. Tucker is entitled to life insurance equal to $700,000.  Messrs. Anderson, Hogan and Tietz are entitled to life insurance in an amount equal to two times their respective base salary, subject to a maximum of $400,000.  The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

Perquisites.  We provide our named executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions.  Our Compensation and Human Resources Committee periodically reviews the levels of perquisites and other personal benefits provided to our named executive officers.  Based on these periodic reviews, perquisites are awarded or adjusted on an individual basis.  The perquisites received by our named executive officers in 2016, 2015 and 2014 included automobile and phone allowances, and health and country club memberships.

Section 162(m) of the Code.  Section 162(m) of the Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to our named executive officers. However, because we recently became a publicly-held corporation in connection with an initial public offering, the $1 million annual deduction limit does not apply during a limited “transition period” for compensation paid under a plan that existed prior to the initial public offering.  In addition, qualifying performance-based compensation is fully deductible without regard to the $1 million limit if certain requirements are met. Section 162(m) also permits full deductibility for certain pension contributions and other payments.  The Compensation and Human Resources Committee has carefully considered the impact of Section 162(m) and its limits on deductibility.  To avoid such deductibility limits, the Compensation and Human Resources Committee intends to design its compensation programs: (i) to rely on the transition relief to the extent possible until the transition period expires at the annual shareholders meeting in the fourth calendar year following the initial public offering; and (ii) to the extent practical and to the extent that such transition relief is not available, maintain compensation programs that qualify as “performance-based compensation.”

Executive Compensation Enhancements

We have implemented the following enhancements to our executive compensation program:

Clawback Policy. Incentive awards that are provided to our executive officers, including our named executive officers, and that are based on Company financial metrics are subject to our compensation clawback policy.  This clawback policy allows the Company to recoup awards that have been previously paid or awarded under certain circumstances, such as a material misstatement of the Company’s financial performance.  Annual cash incentive awards paid to our named executive officers are subject to our “clawback” policy.

Insider Trading Policy with an Anti-Hedging Provision.  We maintain an insider trading policy that seeks to prevent insider trading or allegations of insider trading, that seeks to protect the Company’s reputation for adhering to the highest standards of conduct and that includes an anti-hedging provision.  Additionally, the policy states that specific restrictions upon trading, such as specified trading windows and blackout periods, must be adhered to.  The Bank believes it is improper and inappropriate for any Company personnel to engage in short-term or speculative transactions involving Company stock, so those persons who are subject to the policy are prohibited from the following:

•	Trading while in possession of material non-public information;

•	Tipping information to others;

•	Trading in securities of the Company on a short-term basis (securities should be held for a minimum of six months);

•	Selling Company stock short;

•	Buying or selling, on an exchange or in any other organized market, puts or calls or other derivative instruments that relate to the future value of the Company stock;

•	Hedging their investment in Company stock through covered calls, collars or other derivative transactions; and

•	Holding Company stock in a margin account or pledge a significant amount of Company stock as collateral for a loan.

Outstanding Equity Awards at Year End

The following table provides information regarding outstanding stock awards held by the named executive officers as of December 31, 2016.

	Option Awards					Stock Awards
Name of Executive	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price	Option Expiration Date	Grant Date	Number of Shares that have not Vested (#)(2)	Market Value of Shares of Stock that have not Vested ($)
Claire W. Tucker	11/13/2008	210,000	—	$10.00	11/13/2018	—	—	$—
	—	—	—	—	—	3/2/2016	2,837	62,301
	—	—	—	—	—	9/1/2016	100	2,196
Robert B. Anderson	12/10/2012	50,000	—	12.27	12/10/2022	—	—	—
	2/27/2015	7,500	22,500	11.41	2/27/2025	—	—	—
	—	—	—	—	—	2/27/2015	15,000	329,400
	—	—	—	—	—	3/2/2016	4,968	109,097
	—	—	—	—	—	9/1/2016	100	2,196
Dandridge W. Hogan	12/1/2012	50,000	—	12.27	12/1/2022	—	—	—
	2/27/2015	7,500	22,500	11.41	2/27/2025	—	—	—
	—	—	—	—	—	2/27/2015	15,000	329,400
	—	—	—	—	—	3/2/2016	6,869	150,843
	—	—	—	—	—	9/1/2016	100	2,196
Christopher G. Tietz	3/2/2016	—	25,000	13.22	3/2/2026	—	—	—
	—	—	—	—	—	3/2/2016	5,000	109,800
	—	—	—	—	—	9/1/2016	100	2,196

(1)	These option awards vest over a four-year period from the grant date, with one-fourth of the options under the grant becoming exercisable on each of the first four anniversaries of the grant date.
(2)

Stock awards that were granted in March and September 2016 vest over a three-year period from the grant date.  With the exception of the March 2016 restricted stock award to Mr. Tietz, these awards vest ratably, with one-third of the stock subject to the award vesting on each of the first three anniversaries of the grant date.  Stock awards that were granted in February 2015, and the March 2016 award granted to Mr. Tietz vest in full on the third anniversary of the grant date.

(3)	Market value of restricted common stock is based on the December 30, 2016, closing price of $21.96 for our common stock.

Employment Agreements

We have employment agreements with each of our named executive officers.  The employment agreements for Messrs. Anderson, Hogan and Tietz specify a one-year term of employment and the option for annual renewal by mutual agreement.  The employment agreement for Ms. Tucker specifies a three-year period of employment that expires on May 31, 2019.  Both parties have the right to terminate the employment agreements at any time, with or without cause, as defined in the employment agreements, subject to the potential for severance payments as discussed below.  The employment agreements specify each executive’s base salary and eligibility to participate in certain benefits programs.

Potential Payments upon Termination or Change in Control.  Our employment agreements with our named executive officers provide for certain severance payments to be made in connection with the termination of employment in certain circumstances.

•

Specifically, these officers are entitled to a severance payment equal to continued payment of base salary and benefits in the event we terminate the employment agreements without cause or the executive resigns for good reason, as such terms are defined in the employment agreement.  For Ms. Tucker, base salary would be continued through May 31, 2019 and healthcare coverage would be continued until she becomes eligible for Medicare (or other similar government health care coverage).  However, continuation of base salary would be extended to May 31, 2020 if such a termination occurred prior to May 31, 2017.  For Messrs. Anderson and Hogan, base salary and benefits would be continued for 24 months from termination, and for Mr. Tietz, base salary and benefits would be continued for 12 months from termination.

•

For termination occurring within 12 months of a change in control, as defined in the employment agreement, Messrs. Anderson and Hogan would receive payments equal to two times their respective base salary (payable in 24 equal monthly installments) and continuation of benefits for 24 months from termination, unless employment was terminated with cause or by reason of disability or the executive resigned without good reason, as defined in their employment agreements. In such circumstances Mr. Tietz would receive payments equal to his respective base salary (payable in 12 equal monthly installments) and continuation of benefits for 12 months from termination, unless employment was terminated with cause or by reason of disability or the executive resigned without good reason, as defined in his employment agreements. Ms. Tucker would not receive benefits for a termination following a change in control beyond the severance payments described above.

Confidentiality and Restrictive Covenants.  Under the employment agreements, our named executive officers agree to maintain the confidentiality of non-public information and trade secrets learned during the course of employment and further agree that we maintain ownership over their work product.  In addition, the executives are subject to restrictive covenants relating to their ability to (i) solicit our clients for or on behalf of a competing business, (ii) solicit employees of us or our Bank for another business, or (iii) engage in a competing business that operates in Davidson, Sumner or Williamson Counties, Tennessee, or any other county inside or outside of Tennessee in which CapStar operates.  These restrictions apply for the duration of employment and following termination for a period of 24 months for Ms. Tucker, Mr. Hogan and Mr. Anderson, and for a period of 12 months for Mr. Tietz.

2017 Compensation Update

In 2017, we granted restricted stock awards to our directors who are not executive officers consistent with our 2016 director compensation program, as described in the section entitled “Director Compensation” below.

In addition, the Compensation and Human Resources Committee has retained the services of a new compensation consultant, Blanchard Consulting Group, to provide review of executive compensation benchmarking, peer review and recommendations with respect to our executive compensation.

DIRECTOR COMPENSATION

During 2016, our non-employee directors received compensation for service and attendance as follows:

•	$75,000 annual retainer for the chair of the Board of Directors;

•	$15,000 annual retainer for directors other than the chair;

•	$6,500 annual retainer for Audit committee chair, $5,000 annual retainer for all other committee chairs;

•	$1,000 for each Board of Directors meeting attended in person or $500 for attending by phone;

•	$500 for each meeting of the Audit, Compensation and Human Resources, Credit, Nominating, Governance and Community Affairs and Risk Committees attended in person or $250 for attending by phone; and

•	$250 for each meeting of the Executive Loan Committee or $125 for attending by phone.

Ms. Tucker does not receive fees or other compensation for her service as a director of our Company.  Other than the retainer for the chair of the Board of Directors, which is paid in cash in equal monthly payments, all director compensation is generally paid in equal parts cash and restricted stock awards that vest ratably over three years.  The following table sets forth information regarding compensation paid to our directors for 2016 that were not named executive officers:

		Fees Earned
Name	Fees Earned or Paid in Cash	Amount ($)(1)	Actual Number of Restricted Shares (2)	All Other Compensation		Total (3)
L. Earl Bentz	$14,750	$14,750	743			$29,499
Dennis C. Bottorff	81,500	6,500	327			87,991
Thomas R. Flynn	17,750	17,750	894			35,496
Julie D. Frist	15,813	15,813	797			31,633
Louis A. Green III	14,125	14,125	712			28,259
Dale W. Polley	17,125	17,125	863	$30,000	(4)	64,256
Stephen B. Smith	11,813	11,813	595			23,624
Richard E. Thornburgh	13,000	13,000	655			26,002
James S. Turner, Jr.	18,188	18,188	916			36,371
Toby S. Wilt	16,500	16,500	831			32,996

(1)	The amounts set forth in this column represents the value of incentive awards approved by our board of directors pursuant to our director compensation program, as described above.
(2)

The amounts set forth in this column represent the actual number of shares of restricted stock awarded to our directors for the year ended December 31, 2016, determined by dividing the value of awards approved by the Board by the closing price of $19.85 per share on February 27, 2017, the day prior to the date of the awards, and then rounding to the nearest whole share.

(3)

Totals in this column include fees paid in cash plus the aggregate grant date fair value of restricted stock awards for the year ended December 31, 2016, computed in accordance with FASB ASC Topic 718 based on the closing price of $19.85 per share on February 27, 2017, the day prior to the date of the awards.

(4)

Represents compensation for consulting services provided to the Company pursuant to a Consulting Services Agreement with the Company that was filed with the SEC as an exhibit to our Registration Statement on Form S-1 (File Number 333-213367) on August 29, 2016.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation and Human Resources Committee (i) is or has ever been an employee of the Company or our Bank, (ii) was, during the last completed fiscal year, a participant in any related party transaction requiring disclosure under “Certain Relationships and Related Party Transactions,” except with respects to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee has reviewed and discussed with management the information contained in the Executive Compensation section of this Proxy Statement and recommended to the Board of Directors that the Executive Compensation be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Submitted by the Compensation and Human Resources Committee of the Board of Directors:

Toby S. Wilt (Chairman)
Dennis C. Bottorff
Thomas R. Flynn
Julie D. Frist

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

AUDIT COMMITTEE REPORT

The Audit Committee consists of three or more non-employee directors all of whom have been determined by the Board of Directors to qualify as independent directors under the Sarbanes-Oxley Act, related SEC rules and NASDAQ rules.  The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s Charter is evaluated annually to ensure compliance with SEC rules and regulations and NASDAQ listing standards and was last revised on March 1, 2017.  A copy of the Audit Committee’s Charter is available on the Company’s Investor Relations webpage at www.ir.capstarbank.com under the caption “Corporate Governance – Documents & Charters.”

The Audit Committee oversees the Company’s auditing, accounting and financial reporting processes on behalf of the Board of Directors.  In fulfilling its oversight responsibilities, the Audit Committee, among other things, reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2016, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors.  The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters required to be discussed by Auditing Standard No. 1301 (Communication with Audit Committees).  In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communication with the Audit Committee concerning independence and the Audit Committee has discussed with the independent auditors the independent auditors’ independence from the Company and its management.  The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence, and has concluded that such provision is compatible with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits.  The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Thomas R. Flynn (Chairman)
L. Earl Bentz
Louis A. Green III
Toby S. Wilt

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed by KPMG LLP for the two most recent fiscal years ended December 31, 2016 and 2015:

	2016	2015
Audit Fees (1)	$370,000	$270,000
Audit-Related Fees (2)	30,000	30,000
Tax Fees	--	--
All Other Fees (3)	856,000	--
Total Fees	$1,256,000	$300,000

(1)

Audit fees relate to services rendered in connection with the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.

(2)	Audit-related fees relate to services rendered in connection with a required regulatory audit for the U.S. Department of Housing and Urban Development.
(3)	Other fees relate to services rendered in connection with the Company’s initial public offering.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee reviews and pre-approves audit and permissible non-audit services performed by the Company’s independent registered public accounting firm as well as the scope, fees, and other terms of such services.  The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.  The Audit Committee may delegate to one or more designated committee members the authority to grant pre-approvals of audit and permitted non-audit services, provided that any decisions to pre-approve shall be presented to the full Audit Committee at its next scheduled meeting.  The Audit Committee has delegated its authority to pre-approve audit, audit-related, and non-audit services to the chair of the Committee.  For fiscal years 2016 and 2015, all of the audit and non-audit services provided by the Company’s independent registered public accounting firm were pre-approved by the chair of the Audit Committee and the Audit Committee in accordance with the Audit Committee Charter.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 29, 2017 (the “Auditor Current Report”), following a competitive review of independent registered public accounting firms, on March 23, 2017, the Audit Committee decided not to renew KPMG LLP’s contract to serve as the Company’s registered public accounting firm.  The Audit Committee’s decision not to renew became effective March 27, 2017 upon the completion of a regulatory audit conducted by KPMG LLP on behalf of the Company and was formally communicated to KPMG LLP by the Company on March 28, 2017.

During the Company’s fiscal years ended December 31, 2015 and 2016, and the subsequent interim period through March 28, 2017, (i) there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements for the relevant year, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S‑K.

The audit report of KPMG LLP on the consolidated financial statements of the Company as of December 31, 2015 and 2016 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.  The Company provided KPMG LLP with a copy of the Auditor Current Report prior to its filing with the SEC and requested KPMG LLP to furnish the Company with a letter addressed to the SEC stating whether KPMG LLP agreed with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it did not agree.  A copy of KPMG LLP’s letter dated March 29, 2017 was attached as Exhibit 16.1 to the Auditor Current Report.

In addition, as disclosed in the Auditor Current Report, on March 23, 2017, based upon the recommendation and approval of the Audit Committee, the Company selected Elliott Davis Decosimo, LLC as the Company’s independent auditor for the fiscal year ending December 31, 2017.  The Company’s engagement of Elliott Davis Decosimo, LLC became effective on March 27, 2017 upon execution of the engagement letter, as disclosed in the Auditor Current Report. During the Company’s fiscal years ended December 31, 2015 and 2016, and the subsequent interim period through March 28, 2017, neither the Company, nor anyone on its behalf, consulted with Elliott Davis Decosimo, LLC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; and as such, no written report or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issues; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

The Audit Committee of the Board of Directors appointed Elliott Davis Decosimo, LLC as the Company’s principal independent registered public accounting firm for the year ending December 31, 2017 and seeks ratification of the appointment by the Company’s shareholders.  The Audit Committee, however, retains sole authority over the appointment and replacement of the Company’s independent auditors.  As a result, despite any ratification of this engagement of Elliott Davis Decosimo, LLC by the Company’s shareholders, the Audit Committee will continue to be authorized to terminate the engagement at any time during the year, to retain another independent registered public accounting firm to examine and audit the consolidated financial statements of the Company for fiscal year 2017, or to take any other related action if judged by the Audit Committee to be in the best interests of the Company.  If the appointment of Elliott Davis Decosimo, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2017 is not ratified by the shareholders, then the matter will be referred to the Audit Committee for further review and action.

Representatives of Elliott Davis Decosimo, LLC will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Company does not expect that representatives of KPMG LLP will be present at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF ELLIOTT DAVIS DECOSIMO, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

ADDITIONAL INFORMATION

How and when may I submit a shareholder proposal for CapStar’s 2018 Annual Meeting of Shareholders?

Our annual meetings of shareholders are generally held in May of each year.  We will consider for inclusion in our proxy materials for the 2018 Annual Meeting of Shareholders proposals that are received no later than December 22, 2017 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act, and our Bylaws. Shareholders must submit their proposals to CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Corporate Secretary.

In addition, the Company’s Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted.  For business to be properly brought before a meeting or nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder, notice must be received by the Corporate Secretary at the Company’s offices not less than 75 days nor more than 120 days prior to the anniversary date of the Company commenced mailing its proxy materials for the preceding year’s annual meeting.  If the date of the annual meeting of shareholders is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then, to be timely, such notice must be received by the Company no later than 75 days prior to the date of the meeting nor more than 120 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made.

To be in proper written form, a shareholder’s notice to the Company’s Secretary must set forth (i) the name and address of the shareholder, (ii) a representation that the shareholder is a holder of the Company’s voting common stock (including the number and class of shares held) and that the shareholder intends to appear in person or by proxy at the meeting to make the nomination or present the matter specified in the notice, (iii) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (iv) with respect to notice of an intent to make a nomination, all information regarding each nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest pursuant to Regulation 14A under the Exchange Act and (v) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter.  A copy of the Company’s Bylaws have been filed with the SEC or may otherwise be obtained upon written request to the Corporate Secretary of the Company.

Accordingly, a shareholder who intends to raise a proposal to be acted upon at the 2018 Annual Meeting of Shareholders, but who does not desire to include the proposal in the Company’s 2018 definitive proxy statement, must inform the Company by sending written notice to the Company’s Corporate Secretary at Capstar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, no earlier than December 22, 2017 nor later than February 5, 2018.  The persons named as proxies in the Company’s proxy for the 2018 Annual Meeting of Shareholders may exercise their discretionary authority to act upon any proposal which is properly brought before a shareholder meeting.

The foregoing description of the advance notice provisions of our Bylaws is a summary and is qualified in its entirety by reference to the full text of the Bylaws, which were filed with the SEC on August 29, 2016 as an exhibit to our Registration Statement on Form S-1 (File Number 333-213367).  Accordingly, we advise you to review our Bylaws for additional stipulations relating to advance notice of director nominations and business proposals.

How can I obtain CapStar’s Annual Report?

Our Annual Report, as filed with the SEC, can be accessed electronically, along with this Proxy Statement, by following the instructions contained on our proxy card and is also available on the Investor Relations webpage of our corporate website at www.ir.capstarbank.com under the portal entitled “Corporate Governance - Documents & Charters.”  Information that is presented or hyperlinked on our website is not incorporated by reference into this Proxy Statement.

If you wish to receive a physical copy of our Annual Report, as well as a copy of any exhibit specifically requested, we will mail these documents to you free of charge.  Requests should be sent to CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to the costs of mailing paper copies of our proxy materials and posting our proxy materials on an Internet website, our directors and employees may also solicit proxies in person, by telephone or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another shareholder?

Shareholders who share an address may receive only a single copy of our proxy materials. This process is known as “householding.”  Shareholders who desire either to receive multiple copies of our proxy materials, or to receive only a single copy in the future, should contact their broker, bank or other agent.  If you are a shareholder of record, you may contact us at (i) CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations, (ii) email ir@capstarbank.com or (iii) call (615) 732-6455.  We will promptly deliver a separate copy of any of these materials to you.

Who should I contact if I have any questions?

If you have any questions about the Annual Meeting, this Proxy Statement, our proxy materials or your ownership of CapStar common stock, please (i) contact CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations, (ii) email ir@capstarbank.com or (iii) call (615) 732-6455.

OTHER MATTERS

Our management is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement.  However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their discretion.

By Order of the Board of Directors,

Robert B. Anderson
Secretary

EVENT # CLIENT # PROXY TABULATOR FOR CAPSTAR FINANCIAL HOLDINGS, INC. P.O. BOX 8016 CARY, NC 27512 Our proxy materials, which include this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2016, are first being delivered to shareholders on or about April 21, 2017. Shareholders have ability to access the proxy materials at www.proxydocs.com/cstr and complete their proxy card electronically at www.proxypush.com/cstr. Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Eastern Time, May 23, 2017. MAIL OR Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. OR Go to, www.proxypush.com/CSTR Cast your vote online. View meeting documents. Use any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. 866-291-7759 TELEPHONE INTERNET VOTE BY: Annual Meeting of CAPSTAR FINANCIAL HOLDINGS, INC. to be held on WEDNESDAY, MAY 24, 2017 for Holders as of APRIL 11, 2017 This proxy is being solicited on behalf of the Board of Directors Note: We may conduct such other business as may properly come before the 2017 Annual Meeting or any adjournment or postponement thereof. 2: To ratify the appointment of Elliott Davis Decosimo, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2) Date: MAY 24, 2017 Time: 9:00 a.m. (Central Time) Place: Tennessee Banker’s Association, 211 Athens Way, Suite 100, Nashville, Tennessee 37228 ANNUAL MEETING OF CAPSTAR FINANCIAL HOLDINGS, INC. For For For For For For For For For For For For For Against Abstain Board Recommends Withhold Please make your marks like this: Use dark black pencil or pen only 01 Dennis C. Bottorff 02 L. Earl Bentz 03 Thomas R. Flynn 04 Julie D. Frist 05 Louis A. Green, III 06 Dale W. Polley 07 Stephen B. Smith 08 Richard E. Thornburgh 09 Claire W. Tucker 10 James S. Turner, Jr. 11 Toby S. Wilt The Board of Directors recommends a vote FOR each nominee for director in Proposal 1 and FOR Proposal 2. 1: Election of Directors (Proposal 1) For Call If you have not voted via the Internet or telephone, please separate carefully at the perforation and return just this portion in the envelope provided. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below.

Proxy — Capstar Financial Holdings, Inc. Annual Meeting of Stockholders May 24, 2017, 9:00 a.m. (Central Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Claire W. Tucker and Robert B. Anderson (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of CapStar Financial Holdings, Inc., a Tennessee corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 211 Athens Way, Suite 100, Nashville, Tennessee 37228, on May 24, 2017 at 9:00 a.m. Central Time and all adjournments and postponements thereof. The purpose of the Annual Meeting is to take action on the following: 1. To elect eleven (11) directors to serve until the 2018 Annual Meeting of Shareholders and until their successors have been duly elected and qualified (Proposal 1); 2. To ratify the appointment of Elliott Davis Decosimo, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2); and 3. To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors recommends that you vote “FOR” each nominee for director in Proposal 1 and “FOR” Proposal 2. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” Proposal 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelope provided. To attend the meeting and vote your shares in person, please mark this box.